FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made as of March 23, 2021, between Northern Lights Variable Trust, an open-end management investment company organized as a Delaware business trust (the "Trust"); John Hancock Life Insurance Company (U.S.A.) (“JHUSA”), a Michigan life insurance company originally organized under the laws of the State of Maine, and John Hancock Life Insurance Company of New York (“JHNY”), a life insurance company organized under the laws of, and domiciled in, the State of New York, each on its own behalf and on behalf of each of its respective segregated asset accounts set forth on Schedule A, as the Parties hereto may amend from time to time (the "Accounts") (JHUSA and JHNY being referred to herein collectively as the “Company”); ValMark Advisers, Inc., an Ohio corporation (the “Adviser”); and Northern Lights Distributors, LLC, a limited liability company organized under the laws of the State of Nebraska and principal underwriter/distributor of the Trust (the "Distributor") (individually, a "Party," and collectively, the "Parties").

W I T N E S S E T H:

WHEREAS, the Trust has registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares ("Shares") under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts issued by insurance companies that enter into participation agreements with the Trust (the "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Trust is divided into several series of Shares, each series representing an interest in a particular managed portfolio of securities and other assets, and the Trust will make Shares of those portfolios listed on Schedule B hereto as the Parties hereto may amend from time to time (each a "Portfolio"; reference herein to the "Trust" includes reference to each Portfolio, to the extent the context requires) available for purchase by the Accounts; and

WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Shares to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

WHEREAS, the Company is the issuer of certain variable annuity contracts and variable life insurance contracts as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), are registered under the 1933 Act or are exempt from registration thereunder; and

WHEREAS, the Company funds the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, the Company serves as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act or is exempt from registration thereunder, and the security interests deemed to be issued by the Accounts under the Contracts are registered as securities under the 1933 Act or are exempt from registration thereunder; and

WHEREAS, the Company intends to purchase Shares of one or more Portfolios to serve as an investment vehicle of the Accounts; and

WHEREAS, the Parties acknowledge and agree that the respective rights, obligations, responsibilities, and liabilities of JHUSA and JHNY under this Agreement shall be several and not joint;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

ARTICLE I
Sale of Trust Shares

1.1              (a) The Trust shall make Shares of its Portfolios available to the Accounts at the net asset value of the applicable Portfolio next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Portfolio. For purposes of this Agreement, the term "prospectus" shall include the summary prospectus, described in Rule 498 under the 1933 Act, as well as the statutory prospectus, described in Section 10 under the 1933 Act. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. Notwithstanding anything to the contrary herein, the Trustees of the Trust (the "Trustees") may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is deemed in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Portfolio.

(b)       The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding media for the Contracts, or to delete, combine, or modify existing Portfolios, by amending Schedule B hereto. Upon such amendment to Schedule B, any applicable reference to a Portfolio, the Trust, or its Shares herein shall include a reference to any such additional Portfolio. Schedule B, as amended from time to time, is incorporated herein by reference and is a part hereof.

1.2              For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. The Trust will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value of the applicable Portfolio next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the applicable Portfolio. With respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with this Section 1.2 and Section 1.5.

1.3              For purposes of this Article I, the Company or its agent will be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Trust; provided the Trust receives notice of such requests for redemption in compliance with Article I of this Agreement. After consulting with the Company, the Trust reserves the right to delay payment of redemption proceeds, but in no event may any such delay by the Trust in paying redemption proceeds cause Company or any Account to fail to meet its obligations under Section 22(e) of the Investment Company Act of 1940 (the "1940 Act").

1.4              If transactions in Portfolio shares are to be settled through the NSCC Fund/SERV system, the following provisions shall apply:

(a)       Fund/SERV Transactions. If the parties choose to use the National Securities Clearing Corporation’s Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system, any corrections to a Trust’s prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct prices and applicable date. If the corrections are dated later than trade date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or

Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Trust’s prices should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment has occurred the incorrect Trust price, the correct price, and, to the extent communicated to Trust shareholders, the reason for the adjustment.

(b)       Purchases and Redemption Orders; Settlement of Transactions.

Method of Communication.

Fund/SERV Transactions. If the parties choose to use Fund/SERV, the following provisions shall apply:

The Company or its designee and the Trust or its designee will be bound by the rules of the NSCC. Without limiting the generality of the following provisions of this section, the Company or its designee and the Trust or its designee each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

Any information transmitted through NSCC’s Networking system by any party to the other and pursuant to this amendment will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on each Business Day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission"). The Company shall communicate to the Trust or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the close of trading on such Business Day (the “Trade Date”) no later than 8:00 a.m. Eastern Time on the Business Day following the Trade Date. All orders received by the Company after the close of trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. The Trust or its designee shall treat all trades communicated to the Trust or its designee in accordance with this provision as if received prior to the close of trading on the Trade Date; provided that, if (due to any reason such as failure by the Trust to transmit its net asset value per share to the Company by 6:30 p.m. New York time on that Trade Date) the Company is unable to transmit an order for a Trade Date by the above 8:00 a.m. deadline, the Trust will use its best efforts to cause the Company’s order to receive the same price as if it had been received by that deadline. All orders are subject to acceptance by the Trust or its designee and become effective only upon confirmation by the Trust or its designee. Upon confirmation, the Trust or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Trust or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940, as amended (the “1940 Act”).

Such wires should be sent to the Company’s designated account provided by the Company in writing.

Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, then the manual following provisions in shall apply:

Next Day Transmission of Orders. On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on such Business Day. Prior to 10:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day, the Company shall communicate to the Trust or its designee by facsimile or, in the Company’s discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the close of trading on the prior Business Day (the “Trade Date”). All orders communicated to the Trust or its designee by the 10:00 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Trust or its designee as if received prior to the close of trading on the Trade Date; provided that, if the Company is for any reason unable to transmit an order for a Trade Date by the foregoing 10:00 a.m. deadline (or by such other required time as provided under this Agreement), the Trust will use its best efforts to cause the Company’s order to receive the same price as if it had been received by that deadline.

Purchases. The Company will use its best efforts to transmit each purchase order to the Trust or its designee in accordance with written instructions previously provided by the Trust or its designee to the Company. The Company will use its best efforts to initiate by wire transfer to Trust or its designee purchase amounts prior to 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.

Redemptions. With respect to redemption orders placed by the Company by 8:30 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the first Business Day following the Trade Date, the Trust or its designee will use its best efforts to initiate by wire transfer to the Company proceeds of such redemptions by 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.

Redemption wires should be sent to the Company’s designated account provided by the Company in writing.

For the purposes of manual trading, the Trust will make the net asset value per share for each Portfolio available to the Company via electronic means on each Business Day as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time, each Business Day. In the event that the Trust is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Trust shares and wire net payments for the purchase of Trust shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to the Company.

1.5              The Company shall wire payment for net purchase orders that are transmitted to the Trust in accordance with Section 1.4, or to a custodial agent designated by the Trust, no later than 3:00 p.m. New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

1.6              Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

1.7              The Trust shall furnish same day notice (by email or telephone followed by written or email confirmation) to the Company of any income dividends or capital gain distributions payable on the Trust's Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.8              The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. The Company shall use the data provided by the Trust each Business Day pursuant to Section 1.8 immediately to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. The Company shall perform such Account processing the same Business Day, and shall place corresponding orders to purchase or redeem Shares with the Trust by 10:00 a.m. New York time the following Business Day.

1.9              The Trust agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans ("Plans") to the extent permitted by the Exemptive Order. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

1.10          The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities, as required by law, regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.

1.11          The Trust shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to the Company on each Business Day. Any material errors in the calculation of net asset value, dividend and/or capital gain information shall be reported to the Company promptly upon discovery. Material errors will be corrected in the applicable Business Day’s net asset value per share. The Company will adjust the number of Shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. The Trust shall bear the cost of correcting such errors and shall reimburse the Company for any expenses incurred related to correction of the net asset value (including correcting Contract owner accounts).

ARTICLE II

Obligations of the Parties

2.1              The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

2.2              At the option of the Company, the Trust shall either (i) provide the Company or its mailing agent with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall request for distribution, at the Trust’s expense, to Contract owners for whom Shares are held by an Account; or (ii) provide the Company with a camera ready copy of such documents in a form suitable for printing. The prospectuses provided by the Trust will cover only Class 2 Shares of the Portfolios (and no shares of any other portfolio), and the other documents referred to in clauses (i) and (ii) of this Section 2.2 also will, to the extent practicable, omit information relating to series of the Trust other than the Portfolios. The Company shall distribute said documents to existing Contract owners and shall bill the Trust for the reasonable cost of such distribution, including its reasonable duplication (printing) costs of any such documents furnished by the Trust in camera-ready form. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall distribute any Trust-sponsored proxy materials to Contract owners through a proxy solicitation firm, and the Company agrees to provide reasonable support and cooperation for any proxy solicitation. The Trust shall provide the materials described in this Section 2.2 within a reasonable time prior to required printing and distribution of such materials, or as reasonably requested by the Company.

2.3              (a) The Company shall bear the costs of distributing the Trust's prospectus and statement of additional information, including any amendments or supplements to the foregoing, to applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Trust shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners on a timely basis in accordance with applicable federal and state securities laws.

(b)       If the Company elects to include any materials provided by the Trust, specifically prospectuses, statements of additional information, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust or as filed in definitive form with the SEC, and for promptly replacing such materials with all updates provided by the Trust. The Trust agrees to provide all such materials to the Company in high resolution Portable Document Format (PDF) in a timely fashion at no additional cost. In addition to the other requirements set forth in this Agreement, the Trust shall offer, for use by the Company at its option, a summary prospectus for each Portfolio in accordance with Rule 498 of the 1933 Act, and it shall deliver to the Company the statutory prospectus and statement of additional information in an electronic format that permits persons accessing such documents to move directly back and forth between each section heading in a table of contents and the section of the document referenced in that section heading, as required by Rule 498 of the 1933 Act.

2.4              The Parties each agree and acknowledge that no Party has rights to the name, log, brand or mark of another Party or its affiliates and that all use of any designation comprised in whole or part of any such name, log, brand or mark by a Party is prohibited without the prior written consent of the Party who owns such name, log, brand or mark, unless use is required under applicable law. Upon termination of this Agreement for any reason, each Party shall cease all use of the each other Party's name, log, brand or mark as soon as reasonably practicable. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

2.5              (a) The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser(s) is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material (as defined in Section 2.11, below), reports, any preliminary and final voting instruction solicitation materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above in which the Trust or any of its investment adviser(s) is named, at least fifteen Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

(b)       The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, the Accounts or the Contracts are named, at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

(c)        The Trust will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio and of any material change in the Trust’s registration statement. The Trust will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners, if required, or make timely changes to its registration statements, solicitation materials, and Contract owner documents.

2.6              The Company and its affiliates shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, or any of its affiliates or investment advisers in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, including the prospectus and statement of additional information, for the Shares (as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time), reports of the Trust, and Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

2.7              The Trust and its affiliates shall not give any information or make any representations or statements on behalf of the Company or concerning the Company or any of its affiliates, the Contracts or the Accounts other than information or representations contained in and accurately derived from any registration statement, including the prospectus and statement of additional information, for the Contracts (as such registration statement, prospectus, and statement of additional information may be amended or supplemented from time to time), or in materials approved by the Company or its designee for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company or its designee.

2.8              So long as, and to the extent that, the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for owners of variable life insurance policies and/or variable annuity contracts, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through its registered Accounts, in Shares. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the registered Accounts calculate voting privileges in the manner established by the Trust. With respect to each registered Account, the Company will vote Shares of the Trust held by the registered Account and for which no timely voting instructions from Contract owners are received, as well as Shares it owns that are held by that registered Account or directly, in the same proportion as those Shares for which timely voting instructions are received. The Company and its affiliates and agents will in no way recommend or oppose or interfere with the solicitation of proxies for Shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

2.9              To the extent the Company is aware, the Company shall notify the Trust of any applicable state insurance laws that restrict the Portfolios' investments or otherwise affect the operation of the Trust and shall notify the Trust in writing of any changes in such laws.

2.10          The Parties shall each adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Trust, the Adviser and the Distributor and their affiliates, respectively, that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) is properly marked as "broker only materials" and is so used.

2.11          For purposes of this Article II and Article V, the phrase "sales literature or other promotional material" includes, but is not limited to: advertisements (such as material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages)); sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article); educational or training materials or other communications distributed or made generally available to some or all agents or employees; registration statements; prospectuses; statements of additional information; shareholder reports and proxy materials; and any other material constituting sales literature or advertising under rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the 1933 Act or the 1940 Act.

2.12          The Trust will immediately notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Trust's registration statement under the 1933 Act or the Trust prospectus, (ii) any request by the SEC for any amendment to such registration statement or the Trust prospectus that may affect the offering of Shares, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, are not issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by the Company. The Trust will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

2.13          The Company will immediately notify the Trust of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account prospectus that may affect the offering of Shares of the Trust, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered (or are otherwise exempt from registration) and, in all material respects, are not issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

2.14          The Company confirms that it will assist the Trust in complying with the requirements of Rule 22c-1 under the 1940 Act. The Company may, as it deems appropriate, authorize “financial intermediaries,” as that term is defined in Rule 22c-2 under the 1940 Act (each an “Intermediary”), to receive orders on the Trust’s behalf for purposes of Rule 22c-1. The Company shall be responsible for assuring that each Intermediary complies with this Section 2.14 to the same extent as if the Company itself had acted or failed to act instead of the Intermediary. The Company acknowledges that it has: (i) adopted and implemented procedures reasonably designed to prevent orders received after the Market Close on any day that the Trust is open for business from being improperly aggregated with orders received prior to the Market Close; and (ii) determined that each Intermediary has adopted and implemented its own internal procedures reasonably designed to prevent orders received after the Market Close on any day that the Trust is open for business from being improperly aggregated with orders received prior the Market Close.

2.15 (a) The Company agrees to provide or cause to be provided, promptly upon request by the Trust, the Taxpayer Identification Number ("TIN"), the International/Individual Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of all Contract owners that purchased, redeemed, transferred or exchanged Shares held through an account with the Company covered by the period of the request; the amount and date of all such Shares purchased, redeemed, transferred or exchanged; and the name or other identifier of any investment professional(s) associated with such Contract owners(s) or account(s) (if known).

(b)       Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Trust may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

(c)       The Company agrees to transmit the requested information that is on its books and records to the Trust or its designee promptly, but in any event not later than ten Business Days, after receipt of a request. If requested by the Trust or its designee, Company agrees to use best efforts to determine promptly, but in any event not later than ten (10) Business Days after receipt of a specific request, whether any specified person about whom it has received the identification and transaction information specified in Paragraph (a) above is itself an Intermediary and, upon further request of the Trust or its designee, promptly, but in any event not later than ten (10) Business Days after such request, either (i) obtain and transmit (or arrange to have transmitted) the requested information specified in Paragraph (b) above for those Contract owners who hold an account with an Intermediary or (ii) restrict or prohibit the Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Trust. In such instance, Company agrees to inform the Trust whether it plans to perform (i) or (ii).

(d)       To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format. All shareholder information shall be transmitted and received by both Parties using data security and encryption technology that is standard for the industry in transmitting confidential information.

2.16 (a) The Company will execute or cause to be executed any written instructions from the Trust or its agents to restrict or prohibit further purchases or exchanges of Shares by a Contract owner who has been identified by the Trust as having engaged in transactions in Shares (either directly or indirectly through an account with the Company) that violate policies established by the Trust.

(b)       Instructions must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If no TIN, ITIN, or GII is known, the instructions must include an equivalent identifying number of the Contract owner(s) or account(s) or other agreed upon information to which the instruction relates.

(c)       The Company agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable, but in any event not later than five (5) Business Days after receipt of the instructions by the Intermediary.

(d)       The Company must provide written confirmation to the Trust that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) Business Days after the instructions have been executed.

ARTICLE III
Representations and Warranties

3.1              The Company represents and warrants (i) that it is an insurance company duly organized and in good standing under the laws of the State of Michigan and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) that it has legally and validly established and maintained each Account as a segregated asset account under the laws of the domiciliary state and the regulations thereunder, and (iii) that the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

3.2              The Company represents and warrants that interests under the Contracts are or will be registered under the 1933 Act, or are exempt from registration thereunder, and that the Contracts will be issued and sold and distributed in compliance with all applicable federal and state laws. The Company further represents and warrants that it has legally and validly established each Account as a separate account under applicable law and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as may be legally required. The Company will amend any registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

3.3              The Company further represents and warrants that: (i) the sale of the Contracts, and the allocation of purchase payments under the Contracts to any Portfolio of the Trust, shall comply in all material respects with federal and state securities and insurance suitability requirements, (ii) the Company has adopted policies and procedures reasonably designed to comply with the US PATRIOT Act, and (iii) the Company does not encourage or facilitate active trading and has adopted policies and procedures reasonably designed to prevent market timing within the Portfolios.

3.4              The Trust represents and warrants (i) that it is duly organized and validly existing under the laws of the State of Delaware, (ii) that it does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) that its 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (iv) that its Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

3.5              The Trust represents and warrants that the Shares offered and sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by the 1933 Act and the Trust shall be registered under the 1940 Act to the extent required by the 1940 Act, prior to any issuance or sale of such Shares. The Trust shall amend its registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

3.6              (a) The Trust represents and warrants that each Portfolio will at all times comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder and that the Trust will notify the Company promptly upon having a reasonable basis for believing that a Portfolio does not so comply. In the event of any such non-compliance, the Trust will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(b)       The Trust agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

(c)       Notwithstanding any other provision of this Agreement, the Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company or, to the Company's knowledge, of any Contract owners, annuitants, insureds or participants under the Contracts (as appropriate) (collectively, "Participants"), that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Trust or its affiliates as a result of such a failure or alleged failure:

(i)       the Company shall promptly notify the Trust of such assertion or potential claim; and

(ii)       the Company shall consult with the Trust as to how to minimize any liability that may arise as a result of such failure or alleged failure.

3.7              The Trust represents and warrants that each Portfolio currently qualifies as a Regulated Investment Company under Subchapter M of the Code and that it will continue to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having a reasonable basis for believing that a Portfolio has ceased to so qualify.

3.8              The Trust acknowledges that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Trust further acknowledges that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Trust as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

3.9              The Trust represents and warrants that all of the Trustees and all its officers and employees are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

3.10          The Trust represents and warrants that it is in compliance with, and shall maintain compliance with, Rule 38a-1 under the 1940 Act.

3.11          The Company represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; the Company will notify the Trust immediately upon having a reasonable basis for believing that any of the Contracts has ceased to be so treated or might not be so treated in the future.

3.12          The Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will make every effort to continue to meet such definitional requirements, and it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

3.13          The Distributor represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of FINRA and serves as principal underwriter/distributor of the Trust and that it will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Nebraska and any applicable state and federal securities laws.

3.14          Each of the Parties represents and warrants that it shall perform its obligations hereunder in compliance with any applicable state and federal laws.

3.15          The Trust represents and warrants that the investment advisory or management fees paid to the Adviser are legitimate and not excessive and are derived from an advisory contract which does not result in a breach of fiduciary duty.

3.16          The Adviser represents and warrants that it is duly organized and validly existing under the laws of the State of Ohio and that the Adviser is currently registered and will, during the term of this Agreement, remain registered as an investment adviser under the Advisers Act.

ARTICLE IV
Potential Conflicts

4.1              The Parties acknowledge that the Shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policy owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2              The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any potential conflict issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3              If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (i) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering the option of making such a change to the affected Contract owners; and (ii) establishing a new registered management investment company or managed separate account.

4.4              If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw each affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required to adequately remedy the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the applicable Portfolio.

4.5              If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required to adequately remedy the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the applicable Portfolio.

4.6              The Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners.

4.7              For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event, other than specified in Section 4.3, will the Company be required to establish a new funding medium for the Contracts. The Company will not be required by Section 4.3 to establish a new funding medium for the Contracts, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination.

4.8              The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

4.9              If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE V
Indemnification

5.1              Indemnification by the Company. The Company agrees to indemnify and hold harmless the Trust, the Distributor, the Adviser, their affiliates and each of their directors, managers, officers, employees and agents and each person, if any, who controls the Trust, the Adviser, or the Distributor or any of their affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Trust Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense, and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Trust Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)       arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in advertising or sales literature for the Contracts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that (a) this indemnity shall not apply as to any Trust Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Trust or the Distributor for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares and (b) no sales literature or other promotional material for the Contracts that is prepared by or on behalf of a Trust Indemnified Party who is a person or entity engaged in the offer or sale of the Contracts shall be a Company Document within the purview of this indemnity unless it has been approved for distribution by the Company or its designee; or

(b)       arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or the negligent or wrongful conduct of the Company, or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Shares, provided that statements, representations or negligent or wrongful conduct on the part of any Trust Indemnified Party in the course of any offer or sale of the Contracts by that Trust Indemnified Party shall not be a basis for indemnity under this Section 5.1(b); or

(c)       arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or its affiliates by or on behalf of the Company or its affiliates; or

(d)       arise out of or result from any failure by the Company to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement; or

(e)       arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2              Indemnification by the Trust. The Trust agrees to indemnify and hold harmless the Company its affiliates and each of its directors, officers, employees and agents and each person, if any, who controls the Company or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense, and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)       arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust or in advertising or sales literature for the Trust (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust or its affiliates by or on behalf of the Company or its affiliates for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

(b)       arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or the negligent or wrongful conduct of the Trust or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

(c)       arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Trust, the Adviser, the Distributor or their affiliates; or

(d)       arise out of or result from any failure by the Trust or the Adviser to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 3.6, 3.7, and 3.8 of this Agreement); or

(e)       arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Adviser.

5.3              Indemnification by the Distributor. The Distributor agrees to indemnify and hold harmless the Company Indemnified Parties against any and all Losses, to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)       arise out of or result from the negligent or wrongful conduct of the Distributor or persons under the control of the Distributor (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

(b)       arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Distributor; or

(c)       arise out of or result from any failure by the Distributor to perform the obligations, provide the services or furnish the materials required to be performed or furnished by the Distributor under the terms of this Agreement; or

(d)       arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

5.4              Indemnification by the Adviser. The Adviser agrees to indemnify and hold harmless the Company Indemnified Parties against any and all Losses to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Trust Documents, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, the Distributor, or their affiliates by or on behalf of the Company or its affiliates for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or the negligent or wrongful conduct of the Trust or Adviser or persons under their control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Trust, Advisor, or their affiliates; or

(d) arise out of or result from any failure by the Trust, or Adviser to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Trust or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or Adviser.

5.5              No Party shall be liable under the indemnification provisions of Sections 5.1, 5.2, 5.3 or 5.4, as applicable, with respect to any Losses incurred or assessed against a Trust Indemnified Party or a Company Indemnified Party, as applicable (as to each, an "Indemnified Party") to the extent the Losses arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.6              No Party shall be liable under the indemnification provisions of Sections 5.1, 5.2, 5.3, or 5.4, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Party against whom Indemnification is sought (the "Indemnifying Party") in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve such Indemnifying Party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2 , 5.3., and 5.4.

5.7              In case any such action is brought against the Indemnified Parties, the Indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Party named in the action. After notice from the Indemnifying Party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall cooperate with the Indemnifying Party and bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VI
Confidentiality

6.1              The Trust and the Distributor each acknowledges that the identities of the customers of Company or any of its affiliates (collectively, the "Company Protected Parties" for purposes of this Article VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Trust and the Distributor each agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by the Trust or the Distributor from information supplied to either of them by the Company Protected Parties' customers who also maintain accounts directly with the Trust, the Trust and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Trust or the Distributor or any of their affiliates (collectively, the "the Trust Protected Parties" for purposes of this Article VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Trust Protected Parties or any of their employees or agents in connection with the performance by the Trust and the Distributor of their duties under this Agreement are the valuable property of the Trust Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Trust Protected Parties' customers or any other information or property of the Trust Protected Parties, other than such information as may be independently developed or compiled by Company from information supplied to it by the Trust Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (i) with the prior written consent of the Trust or the Distributor, as appropriate; or (ii) as required by law or judicial process. Each Party acknowledges that any breach of the agreements in this Article VI would result in immediate and irreparable harm to the other Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

ARTICLE VII

Termination

7.1              (a) This Agreement may be terminated by any Party for any reason by ninety (90) days advance written notice delivered to the other Parties.

(b)       This Agreement may be terminated by the Company immediately upon written notice to the other Parties with respect to any Portfolio:

(i)       based upon the Company's determination that Shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(ii)       in the event any of a Portfolio's Shares are not registered and, in all material respects, are not issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(iii)       in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

(iv)       in the event that such Portfolio fails to meet the diversification requirements specified in this Agreement.

7.2              Notwithstanding any termination of this Agreement under Section 7.1, the Trust shall, at the option of the Company, continue to make available additional Shares (or any Portfolio) for at least 180 days, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3 and meet all obligations of the Company under this Agreement (treating it as being in full force and effect), and further provided that Shares (or any Portfolio) shall only be required to be made available with respect to owners of the Contracts for whom Shares are held by an Account on the effective date of the termination. Such Contract owners will be permitted to reallocate investments in the Portfolio and/or invest in the Portfolio upon the making of additional purchase payments under the Contracts. The provisions of this Section 7.2 shall not apply to any termination pursuant to Article IV or in the event the Trust determines to liquidate the Portfolio and end the Portfolio's existence.

7.3              The provisions of Articles IV and V shall survive the termination of this Agreement, and the provisions of Articles II and III shall survive the termination of this Agreement as long as Shares are held on behalf of Contract owners in accordance with Section 7.2. or otherwise.

7.4              This Agreement will terminate as to a Portfolio upon at least ninety (90) days advance written notice:

(a)       at the option of the Trust upon institution of formal proceedings against the Company by FINRA, the SEC, or any state securities or insurance department or any other regulatory body if the Trust shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(b)       at the option of the Company upon institution of formal proceedings against the Trust or its investment advisers, the Distributor by FINRA, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgment exercised in good faith, that the Trust its investment advisers, or the Distributor has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

7.5              This Agreement will terminate as to a Portfolio immediately upon prior written notice which shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required:

(a)       at the option of the Trust (i) if the Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Portfolio's noncompliance with Section 817(h) or Subchapter M of the Code); (ii) if interests in an Account under the Contracts are neither registered nor exempt from registration, or (iii) if interests in an Account under the Contracts, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

(b)       upon another Party's material breach of any provision of this Agreement and such breach is not cured within 30 days of receiving written notice of such breach.

The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Portfolio after the effective date of this Agreement's termination with respect to such Shares or, if such ownership following termination cannot be avoided, that the duration thereof is as brief as reasonably practicable. Such steps may include, for example, combining the affected Account with another Account, substituting other portfolio shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

ARTICLE VIII
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Party.

If to the Trust:      Kevin Wolf, President

Northern Lights Variable Trust

80 Arkay Drive, Suite 110

Hauppauge, NY 11782

with a copy to:               JoAnn M. Strasser, Esq.

Thompson Hine LLP

41 South High Street, Suite 1700

Columbus, Ohio 43215

If to the Distributor:       Northern Lights Distributors, LLC

4221 North 203rd. Suite 1700

Elkhorn, NE 68022

Attention: Legal Department

If to the Adviser:           Michael McClary

Chief Investment Officer – Valmark Advisers, Inc

130 Springside Dr, Ste 110

Akron, OH 44333

with a copy to:               Legal Department - Valmark Advisers, Inc

130 Springside Dr, Ste 110

Akron, OH 44333

If to JHUSA or JHNY:  John Hancock Life Insurance Company

200 Berkeley Street

Boston, MA 02116

Attn: Neal Kerins

ARTICLE IX
Miscellaneous

9.1              The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

9.2              This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

9.3              If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

9.4              This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of New York without regard for that state's principles of conflict of laws.

9.5              The Parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of Shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

9.6              Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the Financial Industry Regulatory Authority, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

9.7              The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

9.8              The Parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

9.9              Neither this Agreement nor any of its rights or obligations hereunder may be assigned by any Party without the prior written approval of the other Parties.

9.10          No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all Parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

NORTHERN LIGHTS VARIABLE TRUST

By: /s/ Stephanie Shearer

Name: Stephanie Shearer

Title: Secretary

NORTHERN LIGHTS DISTRIBUTORS, LLC

By:/s/ Mike Nielson

Name: Mike Nielson

Title: Chief Compliance Officer

VALMARK ADVISERS, INC.

By:/s/ Caleb Callahan

Name: Caleb Callahan

Title: Executive Vice President,

Chief Operating Officer

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) and JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ Brooks Tingle

Name: Brooks Tingle

Title: President and CEO, John Hancock Insurance

SCHEDULE A

The following separate accounts of the Company are subject to the Agreement:

Name of Separate Account and Date Established by Board of Directors	Policies/Contracts Funded by Separate Account
John Hancock Variable Life Account U, on or about December 13, 1984	Variable life insurance policies issued by John Hancock Life Insurance Company (U.S.A)
John Hancock Variable Life Account UV, on or about May 10, 1993
John Hancock Variable Life Account S, on or about November 12, 1993
John Hancock Life Insurance Company (U.S.A.) Account N, on or about December 4, 2001
John Hancock Life Insurance Company (U.S.A.) Account A, on or about December 12, 2001
John Hancock Life Insurance Company of New York Account B, on or about August 5, 1997	Variable life insurance policies issued by John Hancock Life Insurance Company of New York

Schedule B

Participating Portfolios

TOPS® Aggressive Growth ETF Portfolio: Class 2 Shares
TOPS® Balanced ETF Portfolio: Class 2 Shares
TOPS® Conservative ETF Portfolio: Class 2 Shares
TOPS® Growth ETF Portfolio: Class 2 Shares
TOPS® Moderate Growth ETF Portfolio: Class 2 Shares